EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

Employment Agreement (the "Agreement") dated as of January 1, 2004, by and between Innodata Isogen, Inc., a Delaware corporation (the "Company) with its principal place of business at 3 University Plaza Drive, Hackensack, New Jersey 07601 and George Kondrach (the "Executive"), residing at 8710 Autumn Oaks, Dallas, Texas 75243.

                                   WITNESSETH

1. EMPLOYMENT. The Company hereby employs the Executive as its Executive Vice President for and during the term of this Agreement (as set forth in Paragraph 4 below). The Executive hereby accepts such employment with the Company under the terms and conditions set forth in this Agreement.

2. DUTIES AND AUTHORITIES OF THE EXECUTIVE. The Executive shall have such duties and authorities as shall be consistent with his position as Executive Vice President of the Company, as may be reasonably assigned to him from time to time by the CEO of the Company, and he shall report directly to the CEO of the Company

3. FULL BUSINESS TIME. The Executive agrees to devote his full business time and services to the faithful performance of his duties hereunder. During the term of his employment with the Company, the Executive shall engage in no other business activities whatsoever during normal working hours and shall perform his services from the premises of the Company; provided, however, that the Executive may serve on the boards of directors of other companies and charitable organizations and may devote reasonable time to charitable and civic organizations, in all cases provided that the performance of his duties and responsibilities on such boards and in such service does not interfere with the performance of his duties and responsibilities under this Agreement.

4. TERM. The term of this Agreement shall commence on January 1, 2004, and end on December 31, 2008 (subject to Paragraph 7) (the "Term").

5.    COMPENSATION.

      (a) The Company shall pay the Executive a base annual salary ("Base Salary") at the rate of $250,000 per annum for the Term, subject to annual reviews by the Company's Board of Directors for discretionary annual increases. The Company shall also pay to the Executive a retroactive salary adjustment payment of $16,667 for the period September 1, 2003 to December 31, 2003, representing the difference between Executive's Base Salary and the Executive's salary received for the period September 1, 2003 to December 31, 2003 under the Employment Agreement dated as of November 30, 2001 between Isogen International, LLC (a wholly-owned subsidiary of the Company) and the Executive (the "Prior Employment Agreement").


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      (b)   The  Executive  is  eligible  to  receive  a  performance  bonus for calendar year 2003 (the "2003 Bonus"). The amount of such bonus shall be determined at the discretion of the Company's Board of Directors, subject to the provisions of Paragraph 5(f). Commencing with calendar year 2004, and for each subsequent calendar year during the Term, the Executive shall be eligible to receive incentive compensation pursuant to incentive compensation plans (each, a "Plan") mutually agreed to in writing by the Executive and the Company from time to time. In the absence of an agreed upon Plan, incentive compensation for such period shall be at the discretion of the Company's Board of Directors.

      (c) Base Salary payments shall be made in accordance with the Company's personnel handbook (currently, 24 pay periods per annum). Base Salary and incentive payments, if any, shall be subject to deduction for applicable U.S. federal, state and local withholding taxes.

      (d) On November 10, 2003 the Executive was granted an option to purchase 200,000 shares of the Company's common stock, at a strike price of $3.35, which option shall expire on November 9, 2013. Such option will become vested and exercisable 25% on November 10, 2004 and linear thereafter over the succeeding 36 months; provided, however, that notwithstanding the foregoing, upon the occurrence of a "Change of Control" (as defined below), any then outstanding stock options theretofore granted to the Executive by the Company, including but not limited to those stock options referred to in this Paragraph 5(d), shall automatically and immediately become fully vested and exercisable. For purposes hereof, a "Change of Control" shall be deemed to have occurred as of the earliest of any of the following:

            (i) The public announcement by the Company or any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) (a "Person") that such Person, together with all "affiliates and "associates" (within the meanings of such terms under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) (the "Exchange Act") of such Person, shall be the beneficial owner of 50% or more of the Company's then outstanding voting stock;

            (ii) The commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of the Company's voting stock aggregating 50% or more of the Company's then outstanding voting stock;

            (iii) The Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which would result in the Company's voting stock immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such transaction; or


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            (iv)  The   Company's   Board  of  Directors   approves  a  plan  of
                  liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets to any Person.

Such stock options shall be subject to the terms and conditions of the Company's Stock Option Plan under which the stock options are issued.

      (e) Subsequent Option Grants. Commencing in calendar year 2004 the Executive shall be eligible to receive annual option grants. Such subsequent option grants shall be at the sole discretion of the Company's Board of Directors. It is estimated that the number of options granted to the Executive will be two times the average number of options granted to the Company's Vice Presidents, provided that the Executive has reached his assigned performance targets as communicated to the Executive from time to time by the Company.

      (f) Bonus Share Grant. On or about the date the parties execute and deliver this Agreement, the Company shall pay the Executive $50,000 (subject to deduction for applicable U.S. federal, state and local withholding taxes), which amount shall be forthwith used by the Executive in a single market transaction to purchase common stock of the Company (such shares acquired by the Executive pursuant to this Section 5(f) to be hereinafter sometimes referred to as the "Bonus Shares"). One-half of the value of such payment shall be applied toward the 2003 Bonus.

6.    EMPLOYEE BENEFITS.

      (a) Throughout the Term, the Company shall provide the Executive and all of his dependents with group medical and dental insurance in amounts of coverage available to senior executives of the Company with employee payment obligations on the same terms as such other senior executives. However, if the Executive does not meet the requirements of the Company's insurance underwriters, which requirements shall be uniformly applicable to all of the Company's senior executives, the Company shall not provide the Executive with such insurance but, in lieu thereof, the Company shall pay to the Executive the amounts it would otherwise have paid for the insurance premiums on the Executive's behalf had the Executive met such requirements.

      (b) The Executive shall be entitled to four weeks paid vacation for each 12 consecutive-month period occurring during the Term, which vacation shall be taken by the Executive in accordance with the reasonable business requirements of the Company. Two week's vacation per each 12 consecutive-month period may be carried over from one period to the next, subject to the Company's policies at such time.


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      (c)   The Executive shall be entitled to participate in all  tax-qualified retirement plans maintained by the Company to the extent that such participation is made available to other senior executives of the Company, and he shall also be entitled to whatever other perquisites and pension, benefit and retirement plans are made available to any senior officer of the Company.

      (d) The Executive shall be entitled to prompt reimbursement of his reasonable business expenses incurred in the performance of his employment with the Company under this Agreement, including but not limited to his travel expenses, entertainment expenses, and incidental (under $100 per incident) gift expenses. The Executive shall receive at his discretion a platinum AMEX card pursuant to which the Executive's reasonable business expenses incurred in the performance of his employment for the Company under this Agreement, including but not limited to his aforementioned expenses, will be directly billed to the Company. The Executive will be responsible for complying in all respects with the Company's business expenses policies promulgated by the Company from time to time. Any expenses incurred by Executive not in conformity with such policies shall be chargeable to Executive, whether charged to the plantinum AMEX card or otherwise incurred.

7. TERMINATION. Notwithstanding any other provision in this Agreement, during the Term:

      (a) Death. If the Executive dies, this Agreement shall automatically terminate as of the date of the Executive's death.

      (b) Disability. If the Executive is unable to perform his duties hereunder as a result of any physical or mental disability (i) which continues for 60 consecutive days or (ii) for 90 days in any 365 consecutive-day period, then the Company may terminate this Agreement upon 30 days written notice to the Executive, provided that the Executive's Base Salary shall continue to accrue ratably for 90 days after the date of the Executive's termination.

      (c) Termination by the Company for Cause. The Company may terminate the Executive's employment with the Company for cause. Termination "for cause" shall mean termination by the Company upon written notification to the Executive on account of one or more of the following reasons:

            (i) Executive's conviction by a court of competent jurisdiction in the United States of a felony or a crime involving the Company; or

            (ii) The Executive's persistent and willful refusal to perform his lawful duties under this Agreement or his willful misconduct with respect to such duties, after prior written notice to the Executive of the particular details thereof and a period of 30 days has elapsed for the Executive to reasonably correct such refusal or misconduct, and the Executive's failure to reasonably cure such refusal or misconduct by the end of such period, provided that no such cure period shall apply if such refusal or misconduct is not susceptible to reasonable cure, and provided further that if any such refusal or misconduct is not susceptible to reasonable cure within such 30-day period, such period shall be extended for not more than 30 additional days provided that during such period the Executive diligently prosecutes such reasonable cure.


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      (d)   In addition to any other payments and continued benefits pursuant to
            Paragraph 7(e), upon the Executive's resignation or upon any of the terminations identified in Paragraphs 7(a), (b) or (c) above, the Executive or his estate shall be entitled to receive his Base Salary and any declared but unpaid Bonus and all of his then incurred but un-reimbursed business expenses that conform to the requirements of Paragraph 6(d), in each case to the date of the Executive's resignation or termination.

      (e)

            (i) The Company may terminate the Executive's employment under this Agreement without cause at any time, provided that, in such case, the Company shall (A) continue to pay to the Executive his then Base Salary in normal payroll installments for twelve (12) months following the date of his termination as if he were still employed by the Company, (B) continue to maintain the Executive's (and as applicable, his dependents') medical benefits, dental benefits, life insurance (if then available), long-term disability insurance and non-qualified retirement plan benefit accruals for twelve (12) months following his termination.

            (ii) In the event the Company shall fail to notify Executive six months in advance of the expiration date of the Term that it intends to allow the Term to expire OR in the event the Company fails to present the Executive with a Board-approved bona fide offer of a reasonably comparable employment agreement to be effective immediately following the end of the Term, the Term shall be deemed to be extended for an additional period of one (1) year at the same terms and conditions as contained herein (or with respect to Base Salary, at the Base Salary then in effect). In the event the Company notifies Executive six months in advance of the expiration date of the Term that it intends to allow the Term to expire without the Company having theretofore tendered a Board-approved bona fide offer to the Executive of a reasonably comparable employment agreement to be effective immediately following the end of the Term, the Company shall
                  (A) continue to pay to the Executive his then Base Salary in normal payroll installments for six (6) months following the date of his termination as if he were still employed by the Company, (B) continue to maintain the Executive's (and as applicable, his dependents') medical benefits, dental benefits, life insurance (if then available), long-term disability insurance and non-qualified retirement plan benefit accruals for six (6) months following his termination.


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            (iii) For all purposes of this Agreement,  including but not limited to the Executive's entitlement to the payments and continued benefits pursuant to Paragraph 7(e)(i) and (ii), the Executive shall be deemed to have been terminated by the Company without cause if (A) the Company breaches any of its material obligations under this Agreement, (B) the Company purports to terminate this Agreement prior to the end of the Term (other than for cause), (C) the Company reduces the Executive's Base Salary below the amount provided for in this Agreement, (D) without the Executive's consent, the Company relocates the Executive's regular office location(s) by more than 100 miles from their locations as of December 1, 2003, (E) the Company assigns duties to the Executive which are not consistent with his office set forth in Section 1, or (F) the Company requires the Executive to report to someone other than the then CEO of the Company, but in each case only if within 30 days after the Executive first has actual knowledge of the occurrence of such action or event, the Executive gives notice to the Company of his intention to terminate his employment hereunder, the Company does not revoke or reasonably cure any such action or event within 60 days after the date of such notice, and the Executive resigns his employment within 30 days thereafter.


8.    CONFIDENTIALITY AGREEMENT AND OWNERSHIP OF INFORMATION.

      (a) During the Executive's employment with the Company and for three years thereafter (except, during the course of his employment with the Company, if in furtherance of the Company's business):

            (i) The Executive will not disclose to any person or entity, without the Company's prior consent, any confidential or proprietary information, whether prepared by him or others.

            (ii) The Executive will not remove confidential or proprietary information from the premises of the Company without the prior written consent of the Company.


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      (b)

            (i) Upon termination of his employment with the Company for whatever reason, with or without cause, the Executive will promptly deliver to the Company all originals and copies (whether in note, memo or other document form or on video, audio or computer tapes or discs or otherwise) of (A) confidential or proprietary information of the Company, or the Company's customers (including, but not limited to, customers obtained for the Company by the Executive), that is in his possession, custody or control, whether prepared by him or others, and (B) all records, designs, patents, plans, manuals, memoranda, lists and other property of the Company delivered to the Executive by or on behalf of the Company, as the case may be, or by the Company's customers (including, but not limited to, customers obtained for the Company by the Executive), and all records compiled by the Executive which pertain to the business of the Company, whether or not confidential. All such material shall be and remain the property of the Company and shall be subject at all times to the Company's discretion and control.

            (ii)  Information shall not be deemed confidential if:

                  (A) such information was generally available to the public prior to disclosure thereof by the Executive, or

                  (B) such information shall, other than by an act or omission on the Executive's part, be or become generally available to the public or lawfully made available by a third party without restrictions as to disclosure.

      (c) Confidential information may be disclosed where required by law or order of a court of competent jurisdiction, provided that, to the extent reasonably practicable, the Executive first gives to the Company reasonable prior notice of such disclosure and affords the Company, to the extent reasonably practicable, the reasonable opportunity for the Company to obtain protective or similar orders, where available.

9.    NON-COMPETE PROVISIONS.

      (a) During the Limitation Period (as hereinafter defined), the Executive will not anywhere in the world directly or indirectly be employed or otherwise engaged (whether as an owner, partner, employee, consultant, broker, contractor or otherwise) by (i) any person or entity which competes with the business the Company shall be conducting at the time of the Executive's termination or (ii) any person or entity the major business of which is competitive with the Company, nor will the Executive directly or indirectly own any interest in any such person or entity or render to it any consulting, brokerage, contracting, or other services. The foregoing shall not prohibit the Executive from owning not in excess of 2% of the outstanding stock of any company that is a reporting company under the Securities Act of 1934.


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      (b)   During the Limitation Period (as herein defined), the Executive will not anywhere directly or indirectly (whether as an owner, partner, employee, consultant, broker, contractor or otherwise, and whether personally or through other persons) approve, solicit or retain, or assist in the employment or solicitation or retention (whether as an employee, consultant or otherwise) of, any person who, to the Executive's then actual knowledge, was an employee of the Company at any time during the twelve month period preceding the termination of the Executive's employment with the Company.

      (c) The "Limitation Period" shall mean the period during which the Executive is actually employed by the Company and the following number of months thereafter:

            (i) Twenty-four months if the Executive's employment hereunder is terminated either by his resignation (other than under any of the circumstances set forth in Paragraph 7(e)(ii)) or by the Company "for cause."

            (ii) Twelve months if the Executive's employment hereunder is terminated either by his resignation under any of the circumstances set forth in Paragraph 7(e)(iii)) or by the Company "without cause."

            (iii) Twelve months if the  Executive's  employment is not continued
                  after the conclusion of the Term.

      (d) Since monetary damages may be inadequate and the Company would be irreparably harmed if the provisions of Section 8 and this Section 9 are not specifically enforced, the Company shall be entitled, among other remedies, to seek an injunction from a court of competent jurisdiction restraining any violation of any such provision (without any bond or other security being required) by the Executive and by any person or entity to whom the Executive provides or proposes to provide any services in violation of such provision.

      (e) If any provision contained in this Section 9 is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein. The courts enforcing this Section 9 shall be entitled to modify the duration and scope of any restriction contained herein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced. The "Agreement Concerning Confidentiality and Non-Disclosure" signed by the Executive on December 5, 2001 shall remain in full force and effect. To the extent that any provision of Sections 8 or 9 hereof conflicts with any provision thereof, the more restrictive provision (as benefiting the Company) shall be deemed to control.


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10.   INVENTIONS.  The Executive shall disclose  promptly to the Company any and all inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by the Executive solely or jointly with another during his employment hereunder and which are related to the business or activities of the Company or which the Executive conceives during and as a direct result of his employment by the Company, and the Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever reasonably requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

11. USE OF GENERAL ABILITIES. Nothing contained in this Agreement shall restrict the Executive after the termination of his employment under this Agreement from using his general business, organizational and financial abilities, and the exertion of his efforts, in the prosecution and development of any business, so long as the specific non-compete and other provisions of this Agreement are not thereby violated.

12.   RESTRICTIONS ON TRANSFER OF BONUS SHARES AND 2002 SHARES.

      (a) Representations of Executive. In connection with the acquisition of the Bonus Shares under this Agreement, and the issuance and acquisition of 11,587 unregistered common shares of the Company under Paragraph 5(e) and (f) of the Prior Employment Agreement (the "2002 Shares"), the Executive hereby represents and warrants to the Company as follows:

            (i) He is acquiring and will hold the 2002 Shares for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (hereinafter the "Securities Act").

            (ii) He understands that the 2002 Shares have not been registered under the Securities Act or under any applicable state law by reason of a specific exemption therefrom and that the 2002 Shares may not be offered or sold, transferred, pledged, hypothecated or otherwise disposed of, unless they are subsequently registered under the Securities Act or he obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. He further acknowledges and understands that, other than the obligation contained in Section 12 (e) hereof, the Company is under no obligation to register the 2002 Shares.


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            (iii) He is aware of the adoption of Rule 144 by the  Securities and
                  Exchange Commission under the Securities Act, which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified
                  limitations.   He  acknowledges   and  understands   that  the
                  conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

            (iv) He will not sell, transfer or otherwise dispose of the 2002 Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. He agrees that he will not dispose of the 2002 Shares unless and until he has complied with all requirements of this Agreement applicable to the disposition of such 2002 Shares, as the case may be, and he has provided the Company with written assurances, in substance and form satisfactory to the Company, that the proposed disposition does not require registration of such 2002 Shares, as the case may be, under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken.

            (v) He has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Bonus Shares and the 2002 Shares, and he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Bonus Shares and the 2002 Shares.

            (vi) He is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. He is able, without impairing his financial condition, to hold the Bonus Shares and the 2002 Shares for an indefinite period and to suffer a complete loss of his investment in the Bonus Shares and the 2002 Shares.

      (b) Securities Law Restrictions. Regardless of whether the offering and sale of the 2002 Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the 2002 Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the reasonable judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

      (c) Rights of the Company. The Company shall not be required to (i) transfer on its books any portion of the 2002 Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of any portion of the 2002 Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom any portion of the 2002 Shares have been transferred in contravention of this Agreement.

      (d) Additional Restriction on Transfer. Executive agrees that he will hold the Bonus Shares and the 2002 Shares for at least twelve (12) months from their respective grant dates (or in the case of the Bonus Shares, their acquisition date).

      (e) Piggyback Registration Rights. If the Company at any time proposes to register any of its shares of common stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the sale of the 2002 Shares to the public generally or in the case of the registration of the sale of common stock issuable upon the conversion of convertible debt of the Company), Executive may request, and the Company shall cause upon such request, the registration of the 2002 Shares, as applicable, provided, however, that Executive shall only be entitled to one (1) such registration. In addition, if any registration pursuant to this
            Section 12(e) shall be, in whole or in part, an underwritten public offering of stock, the Company shall have the right to reduce, at the direction of the managing underwriter(s), the 2002 Shares to be registered before reducing any other securities to be included in such registration.

      (f)   Legends.

            All certificates evidencing the 2002 Shares shall bear the following legend:

            "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT: (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAW, OR
            (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED"

13. EXCISE TAX GROSS-UP PAYMENT. If any payments to the Executive by the Company, whether or not under this Agreement ("Payments"), become subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall, as soon as reasonably practicable thereafter, make an additional cash payment to the Executive (the "Gross-Up Payment") in an amount such that the net amount retained by the Executive, after deduction of any Excise Tax on the Payments and all income taxes and Excise Tax upon such Company payment, shall be equal to the amount of the Payments. The determination of whether any Payments are subject to the Excise Tax shall be based upon the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive, whose fees and expenses shall be paid by the Company. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of income taxation applicable to any individual residing in the jurisdiciton in which the Executive resides in the calendar year in which the Gross-Up Payment is to be made. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceeed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments.

14.   GENERAL PROVISIONS.

      (a) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered, or (ii) one day after properly sent by Federal Express, DHL or other reputable overnight courier service, addressed to the respective parties at the following addresses:

                             To the Company:

                             Innodata Isogen, Inc.
                             Three University Plaza
                             Suite 506
                             Hackensack, NJ 07601
                             Attention:  Amy Agress, Esq.

                             To the Executive:

                             George Kondrach
                             8710 Autumn Oaks Drive
                             Dallas, TX 75243

            Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above. A copy of each notice to the Company shall be forwarded to Ms. Felice B. Ekelman, Esq., Jackson Lewis LLP, 59 Maiden Lane, New York, NY 10038-4502. All such copies shall be given in the manner provided for notices in this Paragraph 14 (a).

      (b) Severability. If any provision contained in this Agreement shall be determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

      (c) Waiver and Modification. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. This Agreement may not be modified, altered or amended except by written agreement of both of the parties hereto.

      (d) Integration. This Agreement amends and restates in its entirety the Prior Employment Agreement, and contains the entire agreement of the parties concerning employment. This Agreement supersedes any and all other inconsistent agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company, other than that the "Agreement Concerning Confidentiality and Non-Disclosure" signed by the Executive on December 5, 2001, which shall remain in full force and effect; provided, however, that the Executive shall no longer be employed by Isogen International, LLC, and all obligations of Executive to Isogen International, LLC shall hereafter flow to the Company.

      (e) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and permitted assigns, and upon the Executive, his heirs and his executors and administrators. Neither the Executive nor the Company shall be entitled to assign the Executive's duties hereunder without the other's prior written consent.

      (f) Equitable Relief. Executive agrees that the remedy at law for any breach of Paragraphs 8, 9, and 10 of this Agreement would not be adequate and that the Company would be entitled to injunctive or other equitable relief for any such breach.

      (g) Jurisdiction, Etc. Executive hereby consents to the jurisdiction of the courts of the State of New Jersey, County of Bergen, and the United States District Court, District of New Jersey with respect to any claims or disputes arising from or in connection with this Agreement, except that the Company shall not be precluded hereunder from seeking injunctive or other equitable relief in any federal, state or local court pursuant to Paragraph 14(f) above. Service of process shall be effective when forwarded in the manner provided for notices in Paragraph 14(a). Trial by jury is hereby waived by both of the parties to this Agreement. The prevailing party in any dispute shall be entitled to recover reasonable attorneys' fees and costs from the other.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      (i) Indemnification. The Company shall indemnify the Executive to the full extent permitted by applicable Delaware law for all liabilities incurred by the Executive in connection with his execution of his duties under this Agreement. Further, the Company shall obtain and maintain in full force and effect directors' and officers' liability insurance from established and reasonable insurers in reasonable amounts as the Board of Directors of the Company shall determine and, in all such policies, the Executive shall be named as an insured party.

      (j) Survival. The obligations of the parties hereto contained in Paragraphs 7, 8, 9, 10, 12 and 14 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                                 INNODATA ISOGEN, INC.
                                                 By: Jack Abuhoff
                                                 ----------------------------
                                                 Its: Chairman of the Board and
                                                 Chief Executive Officer


                                                 George Kondrach
                                                 ----------------------------
                                                 George Kondrach